UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

Gentiva Health Services, Inc.

(Exact Name Of Registrant As Specified In Charter)

Delaware	1-15669	36-4335801
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(zip code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2010, Gentiva Health Services, Inc. (the “Company”) entered into a letter agreement with Eric R. Slusser, Executive Vice President, Chief Financial Officer and Treasurer of the Company, to provide Mr. Slusser with $450,000 in reimbursement for relocation expenses (the “Relocation Amount”) associated with Mr. Slusser’s relocation of his primary residence to the Atlanta, Georgia area, the location of the Company’s principal corporate offices. The letter agreement includes a clawback provision requiring Mr. Slusser to return all or part of the Relocation Amount to the Company if he voluntarily terminates his employment with the Company on or before July 29, 2014. In the event of a change in control of the Company, the clawback provision will no longer be applicable.

The foregoing description of the letter agreement is only a summary and is qualified in its entirety by reference to the full text of the letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Relocation Reimbursement Letter Agreement between Gentiva Health Services, Inc. and Eric R. Slusser, dated July 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.
(Registrant)

Date: August 5, 2010	/s/ JOHN N. CAMPERLENGO
John N. Camperlengo,
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Relocation Reimbursement Letter Agreement between Gentiva Health Services, Inc. and Eric R. Slusser, dated July 30, 2010.